UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Part other than the Registrant [ ]

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-12

SOUTH JERSEY INDUSTRIES, INC.

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1.	Title of each class of securities to which transaction applies:
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3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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5.	Total fee paid:
[ ] Fee paid previously with preliminary material.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Ru7le 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4.	Date Filed:

South Jersey Industries
1 South Jersey Plaza, Folsom, New Jersey 08037
Tel. (609) 561-9000 - Fax (609) 561-8225 - TDD ONLY 1-800-547-9085

Notice of Annual Meeting of Shareholders

April 28, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of South Jersey Industries, Inc. will be held at the Renault Winery Restaurant, 72 N. Bremen Avenue, Egg Harbor City, New Jersey, on Friday, April 28, 2006, at 10:00 a.m., Eastern Time, for the following purposes:

1. To elect four Class II Directors to serve on the Board of Directors until the 2009 annual meeting of shareholders.

2. To ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2006.

3. To transact such other business that may properly come before the meeting.

    The Board of Directors has fixed the close of business on February 24, 2006 as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Accordingly, only shareholders of record on that date are entitled to notice of and to vote at the meeting.

    You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, we urge you to vote your shares now. Please complete and sign the enclosed proxy card and promptly return it in the envelope provided or, if you prefer, you may vote by telephone or on the Internet. Please refer to the enclosed proxy card for instructions on how to use these options. Should you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,
Richard H. Walker, Jr.
Vice President, General Counsel & Secretary

Folsom, NJ
March 22, 2006

YOUR VOTE IS IMPORTANT
PLEASE VOTE, SIGN, DATE, AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR ON THE INTERNET.

SOUTH JERSEY INDUSTRIES, INC.
1 South Jersey Plaza, Folsom, New Jersey 08037

PROXY STATEMENT

This statement is furnished on behalf of the Board of Directors of South Jersey Industries, Inc. to solicit proxies for use at its 2006 Annual Meeting of Shareholders. The meeting is scheduled for Friday, April 28, 2006, at 10:00 a.m. at the Renault Winery Restaurant, 72 N. Bremen Avenue, Egg Harbor City, New Jersey. The approximate date proxy materials will be sent to shareholders is March 22, 2006.

Proxy Solicitation

The Company bears the cost of this solicitation, which is primarily made by mail. However, the Secretary or employees of the Company may solicit proxies by phone, telegram, fax, e-mail or in person, but such persons will not be separately compensated for such services. The Company may also use a proxy-soliciting firm at a cost not expected to exceed $6,000, plus expenses, to distribute to brokerage houses and other custodians, nominees, and fiduciaries additional copies of the proxy materials and Annual Report to Shareholders for beneficial owners of our stock.

Record Date

Only shareholders of record at the close of business on February 24, 2006 may vote at the meeting. On that date, the Company had 28,997,507 shares of Common Stock outstanding. Shareholders are entitled to one vote per share on each matter to be acted upon.

Quorum and Vote Required

A quorum is necessary to conduct the business of the meeting. This means that holders of at least a majority of the outstanding shares of Common Stock must be present at the meeting, either by proxy or in person. Directors are elected by a plurality vote of all votes cast at the meeting. All other matters that come before the meeting require the affirmative vote of a majority of the votes cast at the meeting. Abstentions and broker non-votes will be treated as present to determine a quorum but will not be deemed to be cast and, therefore, will not affect the outcome of any of the shareholder questions. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Voting of Proxies and Revocation

Properly signed proxies received by the Company will be voted at the meeting. If a proxy contains a specific instruction as to any matter to be acted on, the shares represented by the proxy will be voted in accordance with those instructions. If you sign and return your proxy but do not indicate how to vote for a particular matter, your shares will be voted as the Board of Directors recommends. A shareholder who returns a proxy may revoke it at any time before it is voted by submitting a later-dated proxy or by voting by ballot at the meeting. If you attend the meeting and wish to revoke your proxy, you must notify the meeting’s secretary in writing prior to the voting of the proxy. If any other matters or motions properly come before the meeting, including any matters dealing with the conduct of the meeting, it is the intention of the persons named in the accompanying proxy card to vote such proxy in accordance with their judgment. The Board of Directors is not aware of any such matters other than those described in this proxy statement.

PROPOSAL 1

DIRECTOR ELECTIONS

At the Annual Meeting, four Class II directors are to be elected to the Board of Directors to hold office for a three-year term. The persons listed below have been nominated by the Board, and unless otherwise instructed, proxy votes will be cast for such persons as directors: Shirli M. Billings, Thomas A. Bracken, Sheila Hartnett-Devlin and Frederick R. Raring. The Board of Directors currently consists of eleven members. All of the nominees previously have been elected by the Company’s shareholders and are currently serving as directors. While we do not anticipate that, if elected, any of the nominees will be unable to serve, if any should be unable to accept the nomination or election, the persons designated as proxies on the proxy card will vote for the election of such other person as the Board of Directors may recommend.

NOMINEES
Class II
Term Expires in 2009

Shirli M. Billings, Ph.D. has been a director since 1983. Age 65. Member of the Executive Committee, the Compensation/Pension Committee, the Management Development Committee and Chairman of the Nominating and Governance Committee. President, Billings & Company, New Albany, OH, a human resource consulting firm (2001 to date); President, Leadership Learning Academy, Lakeland, FL, a human resource development agency (1999 - 2001); Superintendent of Schools, Oberlin, OH (1994 - 1997); Vice President, Human Resource Development, Honeywell, Inc., Minneapolis, MN (1985-1990); trustee, Scholarship America, Saint Peter, MN.; director, South Jersey Gas Company.

Thomas A. Bracken has been a director since 2004. Age 58. Member of Audit and Compensation/Pension Committees. President and CEO of Sun Bancorp, Inc. and its wholly-owned subsidiary Sun National Bancorp, Inc., Vineland, NJ (2001 to date); Executive Director Public Sector Group, First Union Bank (2000 - 2001); Executive Vice President, Head of Commercial and Governmental Banking for New Jersey, New York and Connecticut, First Union Bank (1998 - 2000); Chairman, Economic Development Corporation of Trenton, Trenton, NJ; Chairman, New Jersey Chamber of Commerce; director, New Jersey Bankers Association; director and Chairman, Finance Committee, New Jersey Cancer Institute; director, New Jersey Alliance for Action; director, New Jersey Network; member, Community Bank Council, Federal Reserve Bank of Philadelphia; director, South Jersey Energy Company; Executive Committee Member, Marina Energy, LLC, South Jersey Energy Service Plus, LLC and South Jersey Resources Group, LLC.

Sheila Hartnett-Devlin, CFA has been a director since 1999. Age 47. Chairman of the Audit Committee, member of the Compensation/Pension Committee and the Nominating and Governance Committee. Senior Investment Manager, Cohen, Klingenstein & Marks, Inc. an investment management company (September 2005 to date); Executive Vice President (1997 - 2004), Senior Vice President (1991 - 1997), Vice President (1985 - 1991), Chair, Global Investment Committee (1996 - 2004), Member, Investment Policy Committee (1995 - 2004), Fiduciary Trust Company International, New York, NY; member, New York Society of Security Analysts; director, Mercy Investment Program, Inc.; director, Mannington Mills, Inc.; director, South Jersey Gas Company.

Frederick R. Raring has been a director since 1995. Age 68. Member of the Executive Committee, the Audit Committee, the Nominating and Governance Committee and Chairman of the Environmental Committee. President, Seashore Supply Company, Ocean City, NJ, a distributor of plumbing and heating supplies and materials (1990 to date); director, South Jersey Gas Company.

The Board of Directors recommends a vote “FOR” each of
the above nominees.

DIRECTORS CONTINUING IN OFFICE
Class III
Term Expires in 2007

Helen R. Bosley, CFA has been a director since 2004. Age 58. Member of the Audit and Compensation/Pension Committees. President, Corporate Financial Management, Inc., a financial management and insurance consulting firm, Yardley, PA (1990 to date); President, TBN Agency, Inc., Yardley, PA (1990 to date); trustee, Abington Memorial Foundation, Abington, PA; member, Financial Analysts of Philadelphia, Philadelphia, PA; Chair, Investment Committee, Girl Scouts of Southeastern PA, Miquon, PA; director, South Jersey Energy Company; Executive Committee Member, Marina Energy, LLC, South Jersey Energy Service Plus, LLC and South Jersey Resources Group, LLC.

Edward J. Graham has been a director since 2004. Age 48. Chairman of the Executive Committee, Member of the Environmental and the Management Development Committees. Chairman of the Board (April 2005 to date), President and Chief Executive Officer of the Company and South Jersey Gas Company (February 2004 to date); President and Chief Operating Officer (2003 - January 2004) and President (2003 to date), South Jersey Gas Company; President (2000 - 2003), South Jersey Energy Company; Vice President of the Company (2000 - 2001); Senior Vice President, Energy Management, South Jersey Gas Company (1998 - 2000); director, New Jersey State Chamber of Commerce, Trenton, NJ; member, Leadership Council, American Gas Association, Washington, DC; director, New Jersey Utilities Association, Trenton, NJ; Vice Chairman and Treasurer, Rowan University Foundation, Glassboro, NJ; member, South Jersey Health System Foundation Board, Vineland, NJ; commissioner, New Jersey Commission on Higher Education; director, South Jersey Gas Company.

Ambassador William J. Hughes has been a director since 2002. Age 73. Member of the Audit Committee and the Nominating and Governance Committee. Of Counsel, law firm of Riker, Danzig, Scherer, Hyland & Perretti, LLP (2000 to date), Morristown and Trenton, NJ; Visiting Distinguished Scholar of Public Policy, The Richard Stockton College of New Jersey (1999 to date), Pomona, NJ; Visiting Professor, Rutgers, The State University of New Jersey (1999 - 2003), New Brunswick, NJ; United States Ambassador to the Republic of Panama (1995 - 1998); Member, United States House of Representatives (1975 - 1995); director, South Jersey Gas Company.

Herman D. James, Ph.D. has been a director since 1990. Age 62. Member of the Compensation/Pension Committee, the Executive Committee, the Management Development Committee and the Audit Committee. Distinguished Professor, Rowan University (1998 to date), President, Rowan University (1984 - 1998), Glassboro, NJ; director, American Association of State Colleges and Universities, (1994 - 1998), Washington, DC; director, New Jersey State Chamber of Commerce (1992 - 1998), Trenton, NJ; director, South Jersey Energy Company; Executive Committee Member, Marina Energy, LLC, South Jersey Energy Service Plus, LLC and South Jersey Resources Group, LLC.

DIRECTORS CONTINUING IN OFFICE
Class I
Term Expires in 2008

Charles Biscieglia has been a director since 1998. Age 61. Member of the Executive Committee, the Environmental Committee and the Management Development Committee. Chairman of the Board (January 2004 to April 21, 2005), Chairman and Chief Executive Officer (2000 - January 31, 2004), President and Chief Executive Officer (1998 - 2004) of the Company and South Jersey Gas Company; Vice President (1997-1998) of the Company and Executive Vice President and Chief Operating Officer (1991-1998) of South Jersey Gas Company; former director, American Gas Association, Washington, DC; Chairman, Board of Trustees, Shore Memorial Hospital, Somers Point, NJ; director, Shore Memorial Health System; President, Board of Directors, United Way of Atlantic County, NJ; director, South Jersey Gas Company.

Keith S. Campbell has been a director since 2000. Age 51. Member of the Environmental Committee, the Nominating and Governance Committee and Chairman of the Management Development Committee. Chairman of the Board, Mannington Mills, Inc., Salem, NJ, a leading manufacturer of hard and soft surface flooring (1995 to date); trustee, Rowan University, Glassboro, NJ; director, Skytop Lodge, Inc.; director, South Jersey Energy Company; Executive Committee Member, Marina Energy, LLC, South Jersey Energy Service Plus, LLC and South Jersey Resources Group, LLC.

W. Cary Edwards has been a director since September 1993 and was also a director from April 1990 to January 1993. Age 61. Lead Director (April 2005 to date), Member of the Environmental Committee, the Executive Committee, the Management Development Committee, Chairman of the Compensation/Pension Committee. Chairman, New Jersey State Commission on Investigation (1997 to date); Senior Attorney, Edwards & Caldwell, LLC (1993 to date); Of Counsel (1993) and New Jersey Managing Partner (1990 - 1993), law firm of Mudge Rose Guthrie Alexander & Ferdon; Attorney General, State of New Jersey (1986 - 1989); Chief Legal Counsel - Governor of New Jersey (1982 - 1986); life trustee, Monmouth University; Chairman and Director, South Jersey Sanitation, Inc.; director, South Jersey Energy Company; Executive Committee Member, Marina Energy, LLC, South Jersey Energy Service Plus, LLC and South Jersey Resources Group, LLC.

SECURITY OWNERSHIP

Directors and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of February 21, 2006, of (a) each continuing director and nominee for director, (b) our chief executive officer and the four other most highly compensated executive officers during 2005 (collectively, the “Named Executives”) and (c) all of the directors and executive officers of the Company as a group.

	Number of Shares
	of Common Stock (1)	Percent of Class
Shirli M. Billings	17,867 (2)	*
Charles Biscieglia	98,348 (2)	*
Helen R. Bosley	3,121 (2)	*
Thomas A. Bracken	1,612 (2)	*
Keith S. Campbell	3,191 (2)	*
W. Cary Edwards	8,861 (2)	*
Edward J. Graham	65,561	*
Sheila Hartnett-Devlin	15,558 (2)	*
William J. Hughes	4,686 (2)	*
Herman D. James	12,597 (2)	*
Frederick R. Raring	58,002 (2)	*
Richard J. Jackson	38,905	*
David A. Kindlick	56,576	*
Albert V. Ruggiero	42,273	*
Richard H. Walker, Jr.	19,534	*
All continuing directors, nominees for director
and executive officers as a group (19 persons)	446,692	1.5%
* Less than 1%.

Notes:

(1) Based on information furnished by the Company’s directors and executive officers. Unless otherwise indicated, each person has sole voting and dispositive power with respect to the Common Stock shown as owned by him or her.
(2) Includes shares awarded to each director under a Restricted Stock Program for Directors. Restricted stock owners have the power to vote shares but no investment power with respect to the shares until the restrictions lapse.

Stock Ownership Requirements

The Board of Directors believes that significant ownership of Company Common Stock better aligns the interests of management of the Company and its principal subsidiaries with that of the Company’s shareholders. Therefore, in 2001 the Board of Directors enacted the following stock ownership requirements for officers and directors:

■ The Chief Executive Officer is required to own shares of Company Common Stock with a market value equal to a minimum of three times his or her annual base salary;

■ Other executive officers are required to own shares of Company Common Stock with a market value equal to a minimum of one and one-half times their annual base salary;

■ Other officers are required to own shares of Company Common Stock with a market value equal to a minimum of their annual base salary;

■ Shares owned outright will be combined with vested restricted shares awarded under the Stock-Based Compensation Plan and vested shares beneficially owned through any employee benefit plan for purposes of determining compliance with the stock ownership requirement for officers. Current officers will have a period of six years from the original date of adoption and newly elected or promoted officers will have a period of six years following their election or promotion to a new position to meet these minimum stock ownership requirements; and

■ Members of the Board of Directors are required, within six years of becoming a director of the Company or any of its principal subsidiaries, to own shares of Company Common Stock with a market value equal to a minimum of five times the current value of the Board’s annual cash retainer. Shares owned outright will be combined with restricted shares awarded as part of the annual stock retainer for the purpose of meeting these requirements.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and executive officers are required to file reports with the Securities and Exchange Commission relating to their ownership of and transactions in the Company’s Common Stock. Based on our records and other information, the Company believes that all Section 16(a) filing requirements were met for 2005.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information, as of February 21, 2006, as to each person known to the Company, based on filings with the Securities and Exchange Commission, who beneficially owns 5% or more of the Common Stock. Based on filings made with the SEC, the shareholder named below has sole voting and investment power with respect to such shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401-1005	2,258,442	7.87%

Barclays Global Investors Japan Trust and Banking Company Limited Ebsiu Prime Square Tower 8th Floor 1-1-39 Hiroo Shibuya - Ku Tokyo 150-0012 Japan	1,520,408*	5.30%*

*Barclays Global Investors Japan Trust and Banking Co. LTD has filed with the Securities and Exchange Commission Schedule 13G indicating that shares identified above are held by the company in trust accounts for Barclay Global Investors NA and Barclay Global Fund Advisors. Barclay Global Investors NA holds 806,539 shares representing 2.81% of the class. Barclay Global Fund Advisors holds 713,868 shares representing 2.49% of the class. Both companies in Schedule 13G disclaim being a member of a “group” as defined under Securities and Exchange Commission Rules.

THE BOARD OF DIRECTORS

Corporate Governance

Independence of Directors

The Board has adopted Corporate Governance Guidelines that require the Board to be composed of a majority of directors who are “independent directors” as defined by the rules of the New York Stock Exchange. No director will be considered “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company. When making “independence” determinations, the Board considers all relevant facts and circumstances, as well as any other facts and considerations specified by the New York Stock Exchange, by law or by any rule or regulation of any other regulatory body or self-regulatory body applicable to the Company. As a part of its Corporate Governance Guidelines, the Board had established the policy that Board members may not serve on more than four other boards of publicly traded companies.

The Board has determined that Billings, Bosley, Bracken, Campbell, Edwards, Hartnett-Devlin, Hughes, James and Raring constituting all of the other non-employee directors with the exception of Mr. Biscieglia, meet the New York Stock Exchange standards and our own standards set forth above for independence and are, therefore, considered to be independent directors. Accordingly, during 2005, nine of the eleven directors of the Company were considered to be “independent.”

Codes of Conduct

The Company has adopted codes of conduct for all employees, officers and directors, which include the code of ethics for our principal executive, our principal financial officer and principal accounting officer within the meaning of the SEC regulations adopted pursuant to the Sarbanes-Oxley Act of 2002. Additionally, the Company has established a hotline and website for employees to anonymously report suspected violations.

A copy of the codes of ethics are available on the Company’s website at www.sjindustries.com under the heading “Investor Relations”. Copies of our codes of conduct are also available at no cost to any shareholder who requests them in writing at South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, NJ 08037, Attention: Corporate Secretary.

Communication with Directors

  The non-management directors of the Board met three times and the independent directors met one time during 2005. Topics of these independent sessions included CEO performance and compensation and discussions of corporate governance. Meetings of the non-management and independent directors are chaired by the Lead Director. You may communicate with the Lead Director and chairmen of the Audit, Compensation/Pension and Nominating and Governance Committees by sending an e-mail to auditchair@sjindustries.com, compchair@sjindustries.com (for Lead Director) or nomgovchair@sjindustries.com, respectively, or you may communicate with our outside independent directors as a group by sending an e-mail to sjidirectors@sjindustries.com. The charters and scope of responsibility for each of the Company’s committees can be found on the Company’s website at www.sjindustries.com. You may also address any correspondence to the chairmen of the committees or the outside directors at South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

Meetings of the Board of Directors and its Committees

The Board of Directors met nine times in 2005. Each director attended 75% or more of the total number of meetings of the Board of Directors and the meetings of the committees of the Board on which he or she served. All of our directors attended the 2005 Annual Meeting of Shareholders. During 2005, each of the directors of the Company also served on the Boards or Executive Committees of one or more of South Jersey Gas Company, South Jersey Energy Company, Marina Energy, LLC, South Jersey Resources Group, LLC, South Jersey Energy Service Plus, LLC, Energy & Minerals, Inc. and R&T Group, Inc., all of which are direct subsidiaries of the Company.

There are six standing committees of the Board: the Audit Committee; the Compensation/Pension Committee; the Environmental Committee; the Executive Committee; the Nominating and Governance Committee; and the Management Development Committee.

Audit Committee

The Audit Committee of the Board of Directors, which met ten times during 2005, is comprised of six “independent” directors as that term is defined in the rules and regulations of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange: Sheila Hartnett-Devlin, Chairman; Helen R. Bosley; Thomas A. Bracken; Dr. Herman D. James; William J. Hughes; and Frederick R. Raring. The Board has determined that no member of the Audit Committee has a material relationship that would jeopardize such member’s ability to exercise independent judgment. In January 2005, the Board of Directors designated Ms. Hartnett-Devlin, Ms. Bosley and Mr. Bracken as “audit committee financial experts” as such term is defined by applicable rules and regulations of the Securities and Exchange Commission. The Audit Committee: (1) annually engages an independent registered public accounting firm for appointment, subject to Board and shareholder approval, as auditors of the Company and has the authority to unilaterally retain, compensate and terminate the Company’s independent registered public accounting firm; (2) reviews with the independent registered public accounting firm the scope and results of each annual audit; (3) reviews with the independent registered public accounting firm, the Company’s internal auditors and management the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing; and (4) considers the possible effect on the objectivity and independence of the independent registered public accounting firm of any non-audit services to be rendered to the Company. The Audit Committee has established policies and procedures for the engagement of the independent registered public accounting firm to provide audit and permitted non-audit services. The Audit Committee evaluates itself on an annual basis. The Board of Directors has adopted a written charter for the Audit Committee which is attached as Exhibit A and which is available on our website at www.sjindustries.com under the heading “Investor Relations”.

Compensation/Pension Committee

The Compensation/Pension Committee of the Board of Directors, which met six times during 2005, is comprised of six “independent” directors: W. Cary Edwards, Chairman; Dr. Shirli M. Billings; Helen R. Bosley; Thomas A. Bracken; Sheila Hartnett-Devlin; and Dr. Herman D. James. The Compensation/Pension Committee: (1) is responsible for making grants under and otherwise administering the Company’s Stock-Based Compensation Plan; (2) reviews and makes recommendations to the Board of Directors on the operation, performance and administration of the retirement plans, other employee benefit plans and employment policies; and (3) reviews and makes recommendations to the Board of Directors on forms of compensation, including the performance and levels of compensation of the officers of the Company. The Committee’s charter is available on our website at www.sjindustries.com under the heading “Investor Relations”.

Nominating and Governance Committee

The Nominating and Governance Committee of the Board of Directors, which met five times during 2005, is comprised of five directors: Dr. Shirli M. Billings, Chairman; Keith S. Campbell; Sheila Harnett-Devlin; William J. Hughes and Frederick R. Raring. Each member of the Committee satisfies the independence requirements of the New York Stock Exchange. Among its functions, the Nominating and Governance Committee: (1) maintains a list of prospective candidates for director, including those recommended by shareholders; (2) reviews the qualifications of candidates for director (minimum qualifications for director candidates are provided in the Company’s Corporate Guidelines available on the Company’s web site at www.sjindustries.com under the heading “Investor Relations” and include consideration of education, experience, judgment, diversity and other applicable and relevant skills as determined by an assessment of the needs of the Board at the time an opening exists); (3) makes recommendations to the Board of Directors to fill vacancies and for nominees for election to be voted on by the shareholders; and (4) is responsible for monitoring the implementation of the Company’s Corporate Governance Policy. The Committee’s charter is available on our website at www.sjindustries.com under the heading “Investor Relations”. The Nominating and Governance Committee will consider nominees for the Board of Directors recommended by shareholders and submitted, in compliance with the Company’s bylaws, in writing to the Secretary of the Company. Any shareholder wishing to propose a nominee should submit a recommendation in writing to the Company’s Secretary at 1 South Jersey Plaza, Folsom, New Jersey 08037, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a director.

Environmental Committee

The Environmental Committee of the Board of Directors, which met one time during 2005, is comprised of five directors: Frederick R. Raring, Chairman; Charles Biscieglia; Keith S. Campbell; W. Cary Edwards; and Edward J. Graham. The Environmental Committee reviews and evaluates management activities with respect to environmental remediation of the Company’s and its subsidiaries’ current and former properties.

Executive Committee

The Executive Committee of the Board of Directors, which did not meet during 2005, is comprised of six directors: Edward J. Graham, Chairman; Dr. Shirli M. Billings; W. Cary Edwards; Charles Biscieglia; Dr. Herman D. James and Fredrick R. Raring. The Executive Committee: (1) formulates policies to be followed in planning and conducting the business and affairs of the Company; and (2) may act on behalf of the Board of Directors during intervals between meetings of the Board in managing the business and affairs of the Company.

Management Development Committee

The Management Development Committee of the Board of Directors, which met two times during 2005, is comprised of six directors: Keith S. Campbell, Chairman; Dr. Shirli M. Billings; Edward J. Graham; W. Cary Edwards; Charles Biscieglia; and Dr. Herman D. James. The Management Development Committee: (1) reviews the Company’s programs and practices used to develop employees identified for leadership positions in the organization; and (2) evaluates training and educational programs to assure that they reflect current and emerging workplace, industry and general business issues.

Compensation of Directors

In 2005, a study of non-employee director compensation was conducted by outside compensation consultants comparing the Company’s director compensation with a relevant peer group. The consultants recommended and the Board approved targeting non-employee director compensation at the median of the peer group. Accordingly, effective September 1, 2005, non-employee directors receive shares of restricted stock with a market value of $19,000. Non-employee directors are paid an annual cash retainer of $30,000. The Lead Director is paid an additional annual retainer of $10,000. Chairmen of certain committees are paid a retainer as follows: Audit, $5,000; Compensation/Pension, $4,000; Nominating and Governance, $4,000. Chairmen of the Environmental and Management Development committees are paid an annual retainer of $2,000.

In addition, directors receive $1,000 for each meeting of the Board of the Company or its subsidiaries attended, except that the maximum fee paid to any person for attendance at one or more meetings of these boards held on the same day is $1,000. Non-employee directors also receive $500 for each meeting of a committee of the Board of the Company or of a subsidiary that they attend if the meeting is held on the same day as a Board meeting or $1,000 if the meeting is held on any other day with the exception of Audit Committee members. Audit Committee members are paid $1,500 per meeting regardless of type of meeting. Non-employee directors who participate telephonically in a Board or committee meeting receive $500. Directors who are also employees of the Company receive no separate compensation for serving on the Board. The Company has established a plan whereby directors may elect to defer the receipt of fees until a specified date or until retirement from the Board. The deferred amount, together with interest, may be paid in a lump sum or in equal annual installments as the director elects.

Certain Relationships

  Mr. Biscieglia had a consulting agreement with the Company at $125,000 per year which terminates on January 31, 2006.

  Mr. Campbell is Chairman of Mannington Mills, Inc., which purchases natural gas from subsidiaries of the Company. Commencing January 2004, as a result of winning a competitive bid, another subsidiary of the Company owns and operates a cogeneration facility that provides electricity to Mannington Mills, Inc.

  Mr. Bracken is President of Sun National Bancorp, Inc., which as a participant in three syndicated bank facilities has agreed to lend the Company and its subsidiary, South Jersey Gas Company, a combined total of $10 million and has a $10 million risk participation in a $10 million letter of credit to the Company. Sun also maintains a bank account for another subsidiary of the Company.

COMPENSATION/PENSION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Compensation/Pension Committee consists of six independent directors. Among other responsibilities, the committee makes recommendations to the Board regarding the Company’s executive compensation policies, practices and objectives. The Committee oversees the Company’s Annual Cash and Stock-Based Compensation plans.

The current executive compensation structure has been in place since 1998 and applies to all officers of the Company. At that time, a comprehensive study of compensation alternatives was undertaken, a primary objective being the creation of a system which aligns the interest of Company shareholders with the financial incentives of executives on a short-term and long-term basis. That study drew upon the experience and knowledge of committee members in consultation with their independent compensation consultant. In November 2002, an update to the prior studies was completed, to ensure that the structure remained consistent with contemporary compensation methods and tools. The committee’s consulting firm presented a detailed update which reexamined the component parts of the executive compensation program as currently applied. Further, the report provided a competitive analysis of how executives’ base salary, annual cash and long-term compensation compared to peer companies in the energy industry and the general business community. The committee evaluated and assessed those findings in the context of the Company’s performance over the years and the growth predicted going forward. The committee determined that its executive compensation policy and methodology were advancing the Company’s Strategic Plan and corporate mission while attracting and retaining qualified executive management to carry out the work and goals of the organization.

In 2005, the committee engaged its consultant to provide a market-based update to its executive compensation schedule, in anticipation of January 2006 compensation adjustments. That update was completed and presented in January 2006. Total annual direct compensation forecasted for 2006 for the executive group, exclusive of the CEO, reported at 76% of the competitive market median. Using the same data sources, the total annual direct compensation forecasted for 2006 for Mr. Graham, the Chief Executive Officer, reported at approximately 69% of the competitive market median.

In 2003, the committee directed the completion of a study to examine the efficacy of the peer group utilized for the long-term incentive component. This report was completed and presented to the committee. The criteria and screening process employed by the consultant was carefully reviewed and discussed. The committee found the process sound and appropriate. A defined procedure and schedule for peer group population and review was adopted and documented in the committee’s chart of activities.

The established incentive-based executive compensation structure consists of three parts, two of which are directly linked to achieving predefined short-term and long-term performance goals. These three components were fully implemented with respect to compensation and performance for fiscal year 2000 and each year thereafter. They are as follows:

■	Base Salary - which is set at the 50th percentile of the relevant peer market;

■
Annual Cash Awards - which provides an annual award, 75% of which is directly tied to the Company’s earnings per share from continuing operations, with the balance based upon specific, predefined performance objectives for each executive; and

■
Long-Term Incentive - which employs equity-based instruments. Currently, those instruments are in the form of performance-based restricted stock grants, which are earned based upon the Company’s relative total shareholder return measured against industry peer companies, over three-year cycles.

   In January 2005, long-term incentive grants were provided to executives, including Mr. Graham, in the form of restricted stock. The performance period for this long-term incentive is the three-year period ending December 31, 2007. The committee established at-risk threshold, target and maximum incentive levels based upon total shareholder returns for the period compared to shareholder returns of the predefined peer group. Performance-based restricted stock grants provided in January 2002 vested and were awarded to executives, including Mr. Graham. Since the Company exceeded its long-term incentive goals for the 2005 award, Mr. Graham received restricted stock in the amount of $247,378. All awards are detailed in the Summary.

In January 2006, annual cash awards with respect to fiscal 2005 were provided to executives, including Mr. Graham, 75% of which were based upon predetermined earnings per share targets from continuing operations for 2005, with the remaining 25% based upon individual performance goals. Since the Company exceeded its 2005 performance goals, Mr. Graham received an annual cash award of $159,380. Awards are detailed in the Summary Compensation Table.

The committee believes that the Company’s performance over the past five years provides tangible evidence that at-risk compensation, both annual and long-term, should continue to represent a significant portion of total executive compensation. Annual incentives promote short-term performance which instills a measure of deserved confidence in the Company’s ability to produce consistent results, year after year. The use of a performance-oriented, time-restricted stock-based incentive encourages management to conduct the business of the Company in ways that advance both the market value of its stock and its ability to continue to provide a competitive dividend to shareholders over time. The committee believes alignment of interests is desirable and works to the benefit of Company shareholders.

Section 162(m) of the Internal Revenue Code of 1986 limits the deduction allowable to us for compensation paid to certain of our executive officers to $1 million. Qualified performance-based compensation is excluded from this limitation if certain requirements are met. Our policy is generally to preserve the federal income tax deductibility of compensation paid, to the extent feasible and necessary. Awards made under the 1997 Stock-Based Compensation Plan to employees are intended to qualify as performance-based compensation and thereby be excluded from the $1 million limitation. Notwithstanding our policy to preserve the federal income tax deductibility of compensation payments, under certain circumstances the Compensation Committee, in its discretion, may authorize payment, such as salary, bonuses or otherwise, that may cause an executive officer’s income to exceed the deductible limits. The Compensation Committee does not anticipate that such compensation will result in the loss of deductibility under Section 162(m).

Compensation/Pension Committee

W. Cary Edwards, Chairman
Dr. Shirli M. Billings
Helen R. Bosley
Thomas A. Bracken
Sheila Hartnett-Devlin
Dr. Herman D. James

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table sets forth compensation paid to or earned by each of the Named Executives during the past three fiscal years.

(a)	(b)	(c)	(d)	(e)	(f)	(g)

				Other	Restricted
		Base	Cash	Annual	Stock	All Other
Name and Principal Position(s)	Year	Salary	Bonus	Compensation(1)	Awards(2)	Compensation(3)
Edward J. Graham	2005	$425,000	$159,380	$11,214	$487,717	$13,696
Chairman, President and Chief Executive	2004	375,000	140,630	8,476	225,018	7,130
Officer and President of South Jersey Gas Company	2003	300,000	93,750	5,353	165,000	6,990
David A. Kindlick	2005	218,475	54,690	446	301,232	12,374
Vice President and Chief Financial Officer;	2004	211,360	52,840	310	105,665	7,018
Senior Vice President and Chief Financial	2003	203,820	50,957	205	101,910	6,648
Officer of South Jersey Gas Company
Albert V. Ruggiero	2005	218,475	54,690	446	301,232	13,766
Vice President	2004	211,360	52,840	310	105,665	7,467
	2003	203,820	50,957	205	101,910	7,858
Richard J. Jackson	2005	187,146	46,850	-	250,642	15,263
Vice President; Senior Vice President,	2004	181,050	45,260	-	90,518	7,313
Operations of South Jersey Gas Company	2003	169,590	42,398	-	84,795	6,800
Richard H. Walker, Jr.	2005	167,541	41,940	-	129,732	15,590
Vice President, General Counsel &	2004	162,080	40,520	-	48,640	6,879
Secretary; Senior Vice President, General Counsel &	2003	149,030	36,575	-	43,890	6,676
Secretary of South Jersey Gas Company

Footnotes to Summary Compensation Table

(1) The Internal Revenue Code limits the contributions that may be made by or on behalf of an individual under defined contribution plans such as the Company’s 401(k) Plan. The Company has adopted a policy of currently reimbursing its executive officers with the amount of Company contributions that may not be made because of this limitation. This includes the tax liability incurred by the additional income. Amounts paid pursuant to this policy are included in column (e) of the table.

(2) The dollar values of restricted shares expressed are based on market price at the time of the grant. Dividends paid on restricted shares are reinvested in additional shares that have the same restrictions and vesting schedule as their respective underlying restricted shares. Restrictions on all shares granted (including shares from reinvested dividends) lapse 38 months from their respective date of grant. All restricted stock grants carry a risk of forfeiture, and the lapse of restrictions on awards for the 2003 and 2004 grants will depend upon the Company’s achieving certain performance goals as measured against its peer group.

(3) Includes employer contributions to the Company’s 401(k) Plan, the value of a company provided automobile and the income value of group life insurance. The 2005 values for these items are listed below:

	Graham	Kindlick	Ruggiero	Jackson	Walker
401(k) Plan	$7,000	$7,000	$7,000	$7,000	$7,000
Group Life Insurance	1,259	1,035	1,934	1,625	1,419
Automobile	5,476	4,338	4,832	6,638	7,171
Total Value	$13,696	$12,374	$13,766	$15,263	$15,590

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2005 relating to equity compensation plans of the Company pursuant to which grants of restricted stock, options or other rights to acquire shares may be made from time to time.

Equity Compensation Plan Information

	(a)	(b)	(c)
			Number of securities remaining
	Number of securities to		available for future issuance
	be issued upon exercise	Weighted average exercise	under equity compensation
	of outstanding options,	price of outstanding options,	plans excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a)
	(#)	($)	(#)

Equity compensation plans approved by security holders(1)	347,614	-(3)	2,000,000

Equity compensation plans not approved by security holders(2)	7,104	-(3)	-
Total	354,718		2,000,000

(1) These plans include those utilized to make awards of restricted stock to the Company’s Officers.

(2) This item includes ad hoc awards of restricted stock to the Company’s directors.

(3) Only restricted stock has been issued. The restricted stock is issuable for no additional consideration, and therefore the shares are not included in the calculation of weighted average exercise price in column (b).

EXECUTIVE PENSION PLANS

The following table illustrates the current retirement benefits under the salaried employee pension plan and the supplemental executive retirement plan, assuming the executive retires at age 60.
Years of Service

Remuneration	15	20	25	30	35	40
$125,000	$43,750	$56,250	$68,750	$81,250	$81,250	$81,250
$150,000	$52,500	$67,500	$82,500	$97,500	$97,500	$97,500
$175,000	$61,250	$78,750	$96,250	$113,750	$113,750	$113,750
$200,000	$70,000	$90,000	$110,000	$130,000	$130,000	$130,000
$225,000	$78,750	$101,250	$123,750	$146,250	$146,250	$146,250
$250,000	$87,500	$112,500	$137,500	$162,500	$162,500	$162,500
$300,000	$105,000	$135,000	$165,000	$195,000	$195,000	$195,000
$400,000	$140,000	$180,000	$220,000	$260,000	$260,000	$260,000
$450,000	$157,500	$202,500	$247,500	$292,500	$292,500	$292,500
$500,000	$175,000	$225,000	$275,000	$325,000	$325,000	$325,000

    The executive officers of the Company are eligible for benefits under a tax-qualified pension plan for salaried employees provided by the Company. Compensation considered under the pension plan consists of base salary only, which in the case of the executive officers is included in the cash compensation reported in column (c) of the Summary Compensation Table. Employees do not make contributions to the plan, and the employer contributions (which are based on aggregate actuarial calculations without individual allocation) are held and invested in a diversified portfolio of funds of recognized standing until they are used to provide retirement benefits. Early retirement with reduced annual benefits is permitted (but not before age 55). Executive officers who are 50 years of age or older are also covered by an unfunded supplemental retirement plan that is designed in general to provide the officer with a minimum retirement benefit from the salaried employee pension plan and the supplemental plan that aggregates 2% of the average of the highest three of the final six years’ salary (as defined in the plan), for each year of service, plus 5%. Assuming continued employment and retirement at age 60, Messrs. Graham, Kindlick, Ruggiero, Jackson, and Walker will have, respectively, 36, 36, 19, 23 and 31 years of credited service. No credit is provided under the supplemental plan for more than 30 years of service.

Employment Contracts

    The Company has employment agreements with each of the Named Executives with the exception of Mr. Jackson who has announced his intention to retire on April 1, 2006. Mr. Graham’s employment agreement is for the period ending December 31, 2008. The other Named Executives have agreements for three-year periods ending December 31, 2008, which provide for a base salary that will be reviewed periodically but will not be less than what was being paid at the beginning of the period. If a change of control (as defined in each agreement) occurs, the agreement is automatically extended for three years from the date the change of control occurs. If, during the extended term of the agreement, the officer’s employment is terminated for other than cause, or if he resigns after there has been a significant adverse change in his employment arrangement with the Company due to a change of control, he is entitled to a severance payment equal to 300% of his average annual compensation during the preceding five calendar years. If the officer’s employment agreement is terminated for other than cause without a change of control, he is entitled to a severance payment equal to 150% of his average annual compensation during the preceding five calendar years.

STOCK PERFORMANCE

    The graph below compares the cumulative total return on the Company’s Common Stock for the five- year period ended December 31, 2005 with the cumulative total return on the S&P 500 and the S&P Utility Index. The graph assumes that $100 was invested on December 31, 2000 in the Company’s Common Stock, the S&P 500 and the S&P Utility Index and that all dividends were reinvested. Standard & Poor’s Utility Index is a commonly used indicator of utility common stock performance based on selected gas, electric and telephone companies. For the 5 year period ending December 31, 2005, investors received a 19% annualized total return compared to the 0.5% and negative 2% returns from the S&P 500 index and S&P Utility Index, respectively. The compounded annual growth rate for 2005 for the Company on the graph is 14.2%. This compares with 4.9% for the S&P 500 and 16.8% for the S&P Utility Index.

Indexed Total Return Over 5 Years Assuming Dividends Reinvested

	2000	2001	2002	2003	2004	2005
S&P 500	100	88.1	68.6	88.3	97.9	102.8
S&P UTIL	100	69.6	48.7	61.5	76.4	89.3
SJI	100	114.9	121.9	156.0	209.7	239.5

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of six directors, each of whom is independent as defined under the listing standards of the New York Stock Exchange and satisfies the additional independence criteria applicable to Audit Committee members. The Board has determined that Sheila Hartnett-Devlin, Thomas A. Bracken and Helen R. Bosley are “audit committee financial experts” as defined by the rules of the Securities and Exchange Commission. The Audit Committee’s activities and scope of its responsibilities are set forth in a written charter adopted by the Board, and is posted on the Company’s website at www.sjindustries.com under the heading “Investor Relations”.

In accordance with its charter adopted by the Board of Directors, the Audit Committee, among other things, assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Management has the responsibility for the preparation of the Company’s financial statements and for an assessment of the effectiveness of the Company’s internal control over financial reporting, and the independent registered public accounting firm has the responsibility for the examination of those financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed the audited financial statements of the Company for the fiscal year ended December 31, 2005, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting with management and with Deloitte & Touche LLP, the Company’s independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, “Communication with Audit Committees,” as amended by SAS 89 and SAS 90, and Rule 2-07, “Communication with Audit Committees, of Regulation S-X”, and by standards of the Public Company Accounting Oversight Board (United States), relating to the conduct of the audit. The Audit Committee also received written disclosures from Deloitte & Touche LLP regarding its independence from the Company as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with Deloitte & Touche LLP the independence of that firm.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements and management assessment of the effectiveness of the Company’s internal controls over financial reporting be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Audit Committee

Sheila Hartnett-Devlin, Chairman
Helen R. Bosley
Thomas A. Bracken
William J. Hughes
Dr. Herman D. James
Frederick R. Raring

Fees Paid to the Independent Registered Public Accounting Firm

As part of its duties, the Audit Committee also considered whether the provision of services other than the audit services by the independent registered public accountants to the Company is compatible with maintaining the accountants’ independence. In accordance with its charter, the Audit Committee must pre-approve all services provided by Deloitte & Touche LLP. The Audit Committee discussed these services with the independent registered public accounting firm and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

The fees for all services provided by the independent registered public accounting firm to the Company during 2005 and 2004 are as follows:

	2005	2004
Audit Fees (a)	$825,080	$833,500
Audit-Related Fees (b)	35,500	33,500
Tax Fees (c)	33,000	30,956
All other fees	-	-
Total	$893,580	$897,956

(a) Fees for audit services billed or expected to be billed relating to fiscal 2005 and 2004 include audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements, comfort letters, consents and other services related to Securities and Exchange Commission matters. In addition, audit services billed or expected to be billed relating to fiscal 2005 include attestation of management’s assessment of internal control, as required by the Sarbanes-Oxley Act of 2002, Section 404.

(b) Fees for audit-related services provided during fiscal 2005 and 2004 consisted of employee benefit plan audits, transfer agent & registrar audits, and accounting consultations.

(c) Fees for tax services provided during fiscal 2005 and 2004 consisted of tax compliance and tax software. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings related to Federal, state and local income tax return assistance.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee and the Board of Directors, subject to the approval of the shareholders, has reappointed Deloitte & Touche LLP, as the independent registered public accounting firm of the Company for 2006. Unless otherwise directed, proxies will be voted “FOR” approval of this appointment. If the shareholders do not ratify this appointment by the affirmative vote of a majority of the votes cast at the meeting, other auditors will be considered by the Audit Committee.

Deloitte & Touche LLP served as the independent registered public accounting firm of the Company during 2005. During 2005, the audit services performed by that firm for the Company consisted of the audits of the financial statements of the Company and its subsidiaries and attestation of management’s assessment of internal control, as required by the Sarbanes-Oxley Act of 2002, Section 404 and the preparation of various reports based on those audits, services related to filings with the Securities and Exchange Commission and the New York Stock Exchange, and audits of employee benefit plans as required by the Employee Retirement Income Security Act. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if he desires to do so, and to respond to appropriate questions from shareholders.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of the Independent Registered Public Accounting Firm.

ANNUAL REPORT AND FINANCIAL INFORMATION

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2005 accompanies this proxy statement. The Annual Report is not proxy-soliciting material or a communication by which any solicitation is made.

Upon written request of any person who on the record date for the Annual Meeting was a record owner of the Common Stock, or who represents in good faith that he or she was on that date a beneficial owner of such stock and is entitled to vote at the Annual Meeting, the Company will send to that person, without charge, a copy of its Annual Report on Form 10-K for 2005, as filed with the Securities and Exchange Commission. Requests for this report should be directed to Richard H. Walker, Jr., Vice President, General Counsel and Secretary, South Jersey Industries, Inc., 1 South Jersey Plaza, Folsom, New Jersey 08037.

OTHER MATTERS

Any proposal which a qualified shareholder of the Company wishes to include in the Company’s proxy statement to be sent to shareholders in connection with the Company’s 2007 Annual Meeting of Shareholders that is received by the Company after November 14, 2006 will not be eligible for inclusion in the Company’s proxy statement and form of proxy for that meeting. To be included, mail to the Corporate Secretary at 1 South Jersey Plaza, Folsom, New Jersey 08037. To be a qualified shareholder, a shareholder must have owned at least $2,000 in market value of the Company’s securities for at least one year before the date of submission of the proposal to the Company. In compliance with the Company’s bylaws, shareholders must provide the Company with at least 60 days, but no more than 90 days, notice prior to an announced annual meeting date of (i) business the shareholder wishes to raise at the meeting and (ii) persons, if any, the shareholder wishes to nominate for election as directors at that meeting.

The Board of Directors knows of no matters other than those set forth in the Notice of Annual Meeting of Shareholders to come before the 2006 Annual Meeting.

By Order of the Board of Directors,

Richard H. Walker, Jr.
Vice President, General Counsel & Secretary

March 22, 2006

APPENDIX A
SOUTH JERSEY INDUSTRIES, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER
I. PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee encourages continuous improvement of, and fosters adherence to, the Corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

● Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

● Review and appraise the audit efforts of the Corporation’s independent accountants and internal auditing department.

● Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors as defined by the rules of the New York Stock Exchange, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified.

III. MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee meets at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair shall meet with the independent accountants and management quarterly to review the Corporation’s financial statements consistent with IV.4. below.

IV. RESPONSIBILITIES AND DUTIES

  To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.	Review and update this Charter periodically, at least annually, as conditions dictate.

2.
Review the organization’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, which include any certification, report, opinion, or review rendered by the independent accountants.

3.     Review the regular internal reports to management prepared by the internal auditing department and management’s response.

4.
Review with financial management and the independent accountants the Corporation’s quarterly reports on Form 10-Q prior to its filing.  The Chairman of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

5.
Approve the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence. The Committee must pre-approve any services provided by the independent accountants.

6.	Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7.	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

Financial Reporting Processes

8.	In consultation with the independent accountants and the internal auditors, review the integrity of the organization’s financial reporting processes, both internal and external.

9.	Consider the independent accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

10.
Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement

11.
Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

12.
Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13.	Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

14.
Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

15.	Review periodically the Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

16.
Review management’s monitoring of the Corporation’s compliance with the organization’s Ethical Code, and ensure that management has the proper review system in place to ensure that the Corporation’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

17.	Review activities, organizational structure, and qualifications of the internal audit department.

18.	Review, with the organization’s counsel, legal compliance matters including corporate securities trading policies.

19.   Review, with the organization’s counsel, any legal matter that could have a significant impact on the organization’s financial statements.

20.   Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

Directions to the Annual Meeting of Shareholders

From Philadelphia:

Atlantic City Expressway to the Egg Harbor Exit 17. Left onto Route 50 north, turn right onto Route 30. Left onto Bremen Avenue, 2 1/4 miles to Renault.

From North Jersey:

Garden State Parkway south to Exit 44. Sharp right onto Moss Mill Road (Alt. #561), follow 5 miles to Bremen Avenue. Turn right, 1/4 mile to Renault.

From Atlantic City:

Route 30 west approximately 16 miles to Bremen Avenue. Right at the Renault wine bottle, 2 1/4 miles to Renault.

From South Jersey:

Garden State Parkway north to Exit at rest stop/service area, mile marker #41. Proceed to north end of service area. Follow signs to Jim Leeds Road. At traffic light turn left. Proceed to fork, bear right and continue on Route 561. Continue to Bremen Avenue and turn right. 1 1/2 miles to Renault.

South Jersey Industries
1 South Jersey Plaza, Folsom, NJ 08037

Vote by Telephone

Have your proxy card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

Vote by Internet

Have your proxy card available when you access the website http://www.cesvote.com and follow the simple instructions to record your vote.

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P. O. Box 1150, Pittsburgh, PA 15230-1150.

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-888-693-8683	Vote by Internet Access the Website and Cast your vote: http://www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week.

If you vote by telephone or Internet, please do not send your proxy by mail.
Proxy must be signed and dated on the reverse side.

ê Please fold and detach card at perforation before mailing. ê

SOUTH JERSEY INDUSTRIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 28, 2006.

The undersigned shareholder hereby appoints E. J. Graham and R. H. Walker, Jr., and each of them, attorneys and proxies with full power of substitution and revocation to vote the number of shares of Common Stock the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of South Jersey Industries, Inc. on Friday, April 28, 2006, and at any adjournments thereof, as indicated on the reverse and in accordance with the judgment of said attorneys and proxies on any other business which may come before the meeting or any adjournments, all as set forth in the accompanying notice and proxy statement, the receipt of which the undersigned acknowledges.

 Signature ________________________________________

                                     Signature ________________________________________

                           Date: ___________________ , 2006

Please sign exactly as name is shown to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

VOTING INSTRUCTIONS ON REVERSE SIDE

YOUR VOTE IS IMPORTANT

If you do not vote by Internet or telephone, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230, so your shares may be represented at the meeting. If you vote by Internet or telephone, please do not mail this proxy card.

Proxy must be signed and dated on the reverse side.

ê Please fold and detach card at perforation before mailing. ê

SOUTH JERSEY INDUSTRIES, INC. Proxy

The shares represented by this Proxy will be voted as directed by the shareholder. If no direction is given, they will be voted in favor of the election of the listed nominees as a group and in favor of proposal 2.

1.	For the election of four Directors:

Class II  (1) Shirli M. Billings, Ph.D.     (2) Thomas A. Bracken     (3) Sheila Hartnett-Devlin, DFA     (4) Frederick R. Raring

❑ FOR all nominees listed above.      ❑ WITHHOLD AUTHORITY

(except as shown to the contrary below)  to vote for all nominees listed above.

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name or number on the line below.

2.	To ratify the appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2006.

 ❑ FOR     ❑ AGAINST     ❑ ABSTAIN

3.	To transact such other business that may properly come before the meeting.

Continued on reverse side